EXHIBIT 10.18

BARRETT BUSINESS SERVICES, INC.

SUMMARY OF COMPENSATION ARRANGEMENTS FOR

NON-EMPLOYEE DIRECTORS

Pursuant to a resolution adopted by the Board of Directors of Barrett Business Services, Inc. (the “Company”), effective July 1, 2007, the Company’s non-employee directors receive an annual retainer of $24,000 payable in cash in two equal installments on January 1 and July 1 of each year. Each non-employee director is expected to purchase Company common stock in the open market with 40% of their annual retainer.